Exhibit 10.1

PARTIAL TERMINATION AND AMENDMENT OF LEASE

THIS PARTIAL TERMINATION AND AMENDMENT OF LEASE, is made and entered into as of April 19, 2004 by and among (i) each of the parties identified on the signature page hereof as landlord (collectively, “Landlord”), and (ii) FIVE STAR QUALITY CARE TRUST, a Maryland business trust, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Amended and Restated Lease Agreement, dated as of March 1, 2004 (the “Amended Lease”), Landlord leases to Tenant and Tenant leases from Landlord certain premises at various locations, including those premises as more particularly described on Exhibit A attached hereto (the “Howell Premises”); and

WHEREAS, Landlord and Tenant now wish to terminate the Amended Lease with respect to the Howell Premises and to amend the Amended Lease, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Tenant represents and warrants that Tenant has not assigned the Amended Lease with respect to the Howell Premises or sublet all or any portion of the Howell Premises or otherwise granted the right to occupy all or any portion of the Howell Premises to any person or entity, other than pursuant to that certain Sublease Agreement dated as of December 31, 2001, by and between Tenant and Five Star Quality Care-MI, LLC (“Subtenant”), as amended by that certain Letter Agreement dated as of March 1, 2004, by and between Tenant and Certain Affiliates of Five Star Quality Care, Inc., including Subtenant, which Sublease Agreement is being terminated with respect to the Howell Premises by that certain Amended and Restated Sublease Agreement of even date herewith, by and between Tenant and Subtenant.

2.                                       Effective as of the date hereof, the Amended Lease is terminated with respect to the Howell Premises and no party shall have any further rights or liabilities thereunder with respect to the Howell Premises, except those rights and liabilities which by their terms survive termination of the Amended Lease.

3.                                       The definition of “Minimum Rent” set forth in Section 1.67 of the Amended Lease is hereby amended by deleting the existing definition and inserting the following in place thereof:

“Minimum Rent” shall mean Seventeen Million Seven Hundred Thousand Two Hundred Sixty-Nine Dollars ($17,700,269) per annum.

5.                                       Exhibit A-31 of the Amended Lease is hereby amended by deleting it in its entirety and inserting “[INTENTIONALLY DELETED]” in its place.

5.                                       As partially terminated and amended hereby, the Amended Lease is hereby ratified and confirmed.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Partial Termination and Amendment of Lease to be duly executed, as a sealed instrument, as of the date first set forth above.

LANDLORD:

ELLICOTT CITY LAND I LLC, ELLICOTT CITY LAND II LLC, HRES2 PROPERTIES TRUST, SNH CHS PROPERTIES TRUST, SPTIHS PROPERTIES TRUST, SPT-MICHIGAN TRUST, and SPTMNR PROPERTIES TRUST

By:	/s/ John R. Hoadley
John R. Hoadley
Treasurer of each of the foregoing entities

TENANT:

FIVE STAR QUALITY CARE TRUST

By:	/s/ Rosemary Esposito
Rosemary Esposito, R.N.
Senior Vice President, Chief Operating Officer and Chief Clinical Officer

EXHIBIT A

The Howell Premises

[See attached legal description]

The following exhibit to the Partial Termination and Amendment to Lease has been omitted:

Exhibit	Exhibit Title
A	The Howell Premises

The Registrant agrees to furnish supplementally a copy of the foregoing omitted exhibit to the Securities and Exchange Commission upon request.